Exhibit 10.30

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the “Agreement”) is entered this 31st day of December 2009, between BMB Munai, Inc., a Nevada Corporation (the “Company”), and Boris Cherdabayev (the “Advisor”). The Company and the Advisor are sometimes jointly referred as the Parties.

The Company desires to benefit from the experience and ability of the Advisor as a consultant to the Company, and the Advisor is willing to commit himself to serve as an Advisor to the Company, on the terms and conditions herein provided.

Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and for other good and valuable consideration, the receipt of sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

•	APPOINTMENT

The Company hereby retains the Advisor, effective as of January 1, 2010, (the “Effective Date”) and the Advisor hereby agrees to become a Special Advisor to management of the Company for the Initial Term provided in Section 3 to render the consulting services described in Section 1.

•	DUTIES

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Assignment of Duties. During the Initial Term, as defined in Section 3 of this Agreement, the Advisor shall be available to the Company to provide such consulting and other services as may reasonably be required of him by the Company management from the Advisor’s offices in Almaty, Kazakhstan, together with such reasonable travel requirements as the Advisor and the Company management shall agree from time to time.

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Availability. The Advisor shall devote to the Company such time as shall be reasonably necessary for the effective conduct of his duties hereunder. Advisor shall be permitted to engage in outside business and other interests that do not conflict with such duties.

•	TERM.

This Agreement will be for the term of five years (the “Initial Term”), unless sooner terminated as described below. The Initial Term will be automatically renewed for additional one-year terms unless and until this Agreement is terminated as described below.

•	COMPENSATION.

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Base Compensation Fees. The Company shall pay the Advisor a gross base compensation fee of $192,000 per annum during the first year of this Agreement (the “Base Compensation Fee”). The Company will be responsible for Social Tax and Social Insurance Tax, while the Advisor shall be responsible for Personal Income Tax and Pension Fund Tax. Payments shall be made in equal monthly installments in arrears on the last day of each month during the term of this Agreement. The Parties shall review the Base Compensation on an annual basis to determine if the Base Compensation Fee should be increased for the following year during the Initial Term based upon the success of the projects on which the Advisor provides consulting to the Company. If the Parties, following any annual review, do not agree upon an adjustment, then the Base Compensation Fee shall remain at the amount of the Base Compensation Fee paid during the preceding year of the Initial Term.

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Expense Reimbursement. The Company shall reimburse the Advisor for all reasonable out-of-pocket expenses related to travel, entertainment and miscellaneous expense incurred in carrying out his duties under this Agreement. Reimbursement shall only be made against an itemized list of such expenditures signed by the Advisor in such form as required by the Company and consistent with the Company’s policy.

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Extraordinary Event Payment. The Company has disclosed to the Advisor that it may entertain certain transactions that will be deemed an Extraordinary Event as defined herein. The execution of any agreement to engage in any Extraordinary Event shall be treated as a termination of this Agreement, in addition to the termination provisions of section 5 below. Upon termination under this section 4.3, the Company shall pay the Advisor the greater of the Base Compensation Fee for the remaining Initial Term of this Agreement or $5,000,000 whichever sum is greater. The Company acknowledges and agrees that this payment is reasonably necessary to allow the Company to pursue an Extraordinary Event and to induce the Advisor to execute this Agreement. The right to such payment shall be deemed fully earned upon execution of this Agreement. An “Extraordinary Event” shall, without limitation, mean: any consolidation or merger of the Employer or any of its subsidiaries with another person, or any acquisition of the Employer or any of its subsidiaries by any person or group of persons, acting in concert, equal to fifty percent (50%) or more of the outstanding stock of the Employer or any of its subsidiaries, or the sale of forty percent (40%) or more of the assets of the Employer or any of its subsidiaries, or one (1) person or more than one person acting as a group, acquires fifty percent (50%) or more of the total voting power of the stock of the Employer.

•	TERMINATION.

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Termination Upon Death or Disability. In the event of the Advisor’s death or total disability (defined as the Advisor’s inability to perform his duties under this Agreement for three (3) consecutive fiscal quarters) during the Initial Term, this Agreement shall terminate on the date of such death or disability; provided that, such termination shall not relieve the Company of its obligations to make the payments as described in Section 4 hereof accrued through the date of such termination.

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Termination for Cause; Voluntary Termination Prior to Term-End. The Company may terminate this Agreement for “Cause” as provided herein. The Company shall have “Cause” to terminated this Agreement if (a) the Advisor materially breaches this Agreement and remains in breach for a period of 90 days after delivery of written notice of breach from the Company which shall set forth the facts outlining the breach in sufficient detail to allow the Advisor reasonable opportunity to cure any breach or (b) Advisor in performing his responsibilities under this Agreement, engages in conduct which is fraudulent or grossly negligent and damaging to the Company. If the Advisor is terminated by the Company for Cause of if the Advisor voluntarily terminates his services prior to the end of the Term (other than due to the Advisor’s death or disability) then the Advisor shall be paid only the Consulting Fee accrued through the date of such termination for cause the Advisor will forfeit all right to receive any other payments from the Company unless previously earned but unpaid and any other compensation to which he would otherwise be entitled.

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Termination by the Company other than for Cause. If the Advisor is terminated by the Company other than for Cause, prior to the end of the Term, then the Advisor shall be entitled to payment of the total amount of the Consulting Fee which would have been paid hereunder if his services were not so terminated by the Company, except that if Extraordinary Event occurs within nine months of the effective date of such termination, then the Advisor will be entitled to receive the termination compensation set forth in Section 4.3.

•	CONFIDENTIALITY.

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Confidentiality of Trade Secrets or Proprietary Information. Advisor acknowledges that, during Advisor’s service with the Company, Advisor has had access to proprietary information, trade secretes, and confidential material of the Company and its affiliates, successors and assigns, including, without limitation, information concerning the Company’s operations, policies and procedures, present and future business plans, financial information, budgets and projections, methods of doing business, and marketing, research and development activities and strategies (“Confidential Information”). Advisor agrees, without limitation in time or until the Confidential Information shall become public other than by Advisor’s unauthorized disclosure, to maintain the confidentiality of the Confidential Information and refrain from divulging, disclosing, or otherwise using the Confidential Information to the detriment of the Company or its affiliates, successors or assigns, or for any other purpose or no purpose.

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Enforceability of Provisions/Remedies. Advisor agrees that any breach of the covenants contained in this Section 6 would irreparably injure the Company. Accordingly, the Company may, in addition to pursuing any other remedies they may have in law or in equity, obtain an injunction against Advisor from any court having jurisdiction over the matter, restraining any further violation of this Section 6 by Advisor.

•	INDEMNIFICATION.

The Company shall indemnify, protect, defend and hold the Advisor and his estate, heirs, and personal representatives, harmless from and against any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), and all loses, liabilities, damages and expenses, including reasonable attorney’s fees incurred by counsel reasonably designated or approved by him, in connection with this Agreement or his services hereunder, provided that any consulting services giving rise to such indemnification shall have been performed by the Advisor in good faith and, to the best of his knowledge, in any lawful manner.

•	OTHER PROVISIONS.

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Independent Contractor Status. Advisor hereby acknowledges that Advisor’s services to the Company during the Term of this Agreement will be as an independent contractor and not as an employee and even if Advisor is subsequently determined to have been an employee during such Term, he waives any rights he might have to benefits of any type whatsoever, from and after the Effective Date, except as specifically provided for herein.

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Notices. Any notice required or permitted to given hereunder shall be in writing and shall be effective three (3) business days after it is properly sent by registered or certified mail to the following addresses or twenty-four (24) hours if sent via email or facsimile:

If to the Company: At its street address, email or facsimile number as shown on its most recent periodic reported file with the U.S. Securities and Exchange Commission.

If to the Advisor: 202 Dostyk Ave., Almaty Kazakhstan, 050000

Either party to this Agreement may use such other address as either party may from time to time designate by notice.

•	Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

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Waivers and Amendments. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any wavier on the party of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. Each of the sections contained in this Agreement shall be enforceable, independently of every other section in this Agreement, and invalidity or enforceability of any section shall not invalidate or render nonenforceable any other section contained herein. If any section or provision in a section is found invalid or unenforceable, it is the intent of the Parties that a court of competent jurisdiction shall reform the section or provisions to produce its nearest enforceable economic equivalent.

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Governing Law. The validity, interpretation construction and performance of this Agreement shall in all respects be governed by the laws of Utah, without reference to principles of conflict of law. The Parties hereby consent to the jurisdiction of the courts of the State of Utah as the exclusive forum for resolution any dispute arising under this Agreement.

•	Assignment. The services to be rendered by the Advisor hereunder are personal in nature and, thus, the obligations of the Advisor under this Agreement may not be assigned to any other party.

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Counterparts. This Agreement may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto. The Parties agree that an executed agreement delivered by electronic mail or facsimile copy shall be deemed in all respects to be of the same force and binding effect as the original, wet-inked document.

•	Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BMB Munai, Inc.

/s/ Gamal Kulumbetov

By:_________________________________________________

Gamal Kulumbetov, Chief Executive Officer

Reviewed and approved:

/s/ Nurbek Tleuzhanov

By:_________________________________________________

Nurbek Tleuzhanov, Kazakhstan Legal Counsel

Advisor:

/s/ Boris Cherdabayev

By:_________________________________________________

Boris Cherdabayev